EXHIBITS TO BE FILED BY EDGAR


Exhibits:

      1-A Underwriting Agreement, dated May 24, 1999, between Metropolitan Edison Company, Met-Ed Capital II, L.P., Met-Ed Capital Trust and Morgan Stanley & Co. Incorporated, A.G. Edwards & Sons, Inc., Bank One Capital Markets Inc., Legg Mason Wood Walker, Incorporated and Salamon Smith Barney Inc. as representatives of the several underwriters, including themselves, named in Schedule II thereto providing for the issuance and sale of $100,000,000 aggregate liquidation amount of 7.35% Trust Preferred Securities.

      8     Opinion of Carter, Ledyard & Milburn